UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2014

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Agenus Inc. today announced that GlaxoSmithKline's ZOE-50 Phase 3 studyi evaluating the efficacy of HZ/suii, which contains Agenus'QS-21 Stimulon® adjuvant, for the prevention of shingles met its primary endpoint. Analysis of the primary endpoint showed that HZ/su reduced the risk of shingles by 97.2 percent in adults aged 50 years and older compared to placebo. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

i A randomized, placebo-controlled, multicenter, international Phase 3 trial involving 16,136 adults aged 50 years and older.

ii HZ/su is a novel candidate vaccine that combines gE, a protein found on the varicella-zoster virus that causes shingles, with GlaxoSmithKline's Adjuvant System, AS01B, which serves to stimulate a stronger immunological response to the vaccine. Agenus' QS-21 Stimulon® adjuvant is one of the key components of AS01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 18, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
December 18, 2014 (Date)	/s/ GARO H. ARMEN Garo H. Armen Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 18, 2014.